UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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STEVIA CORP
(Name of Registrant as Specified in Its Charter)
[Filer Name: Sincerity Applied Materials Holdings Corp.]
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL DEFINITIVE MATERIALS
To: Shareholders of Stevia Corp (STEV)
From: Sincerity Australia Pty Ltd
Date: Nov 26th, 2024

Subject: Urgent Call to Expose and Address Fraudulent Activities by Chairman Kenneth Maciora
Dear Fellow Shareholders,
This communication is being filed to bring to your urgent attention certain activities and behaviors by Stevia Corp s Chairman, Kenneth Maciora, which we believe represent a pattern of fraud and mismanagement, posing significant risks to the value of your investment in STEV.

Allegations Against Kenneth Maciora
1. Fraudulent Behavior Involving USD 12,000 Social Media Campaign:
o On September 25, 2024, Kenneth Maciora, acting as the owner of Empire Relations Group Inc., entered into an agreement to initiate a USD 12,000 social media market awareness campaign for an OTC listed company, WNLV.
o Despite receiving full payment from the client, no tangible work or progress has been made to date, with Kenneth providing only unsubstantiated assurances via SMS.
o Similar fraudulent activities have been reported by other victims, including CDBT and Harmonic, involving misrepresentation and financial harm.
2. Breach of Fiduciary Duty:
o As Chairman of STEV, Kenneth Maciora is obligated to act in the best interests of shareholders. However, his fraudulent activities outside of STEV raise serious concerns about his governance and ethical conduct.
3. Risk of Reputational Damage to STEV:
o The association of Stevia Corp with an individual accused of fraudulent and unethical behavior could tarnish the company s reputation, reduce investor confidence, and affect stock performance.

Proposed Action
1. Investigation and Accountability:
  We demand that an independent investigation be conducted into Kenneth Maciora s actions, including his role in STEV s management and external dealings that may conflict with his duties to shareholders.
2. Resignation or Removal of Kenneth Maciora:
  Given the severity of the allegations, we recommend that shareholders vote for the immediate removal of Kenneth Maciora as Chairman of Stevia Corp and the appointment of an interim Chairman with a proven record of integrity and transparency.
3. Enhanced Governance Measures:
  We propose stronger corporate governance measures, including stricter oversight of officer activities and regular shareholder updates to restore trust and accountability.

Call to Action for Shareholders
It is time, for shareholders, to unite and demand better leadership for Stevia Corp. We cannot allow the actions of a single individual to undermine the value of shareholders investment or the integrity of the company.
We urge you to:
1. Support the Proposal to Remove Kenneth Maciora as Chairman.
2. Vote for the Appointment of an Independent Interim Chairman.
3. Demand an Immediate Investigation Into the Allegations.
Your voice matters in safeguarding the future of Stevia Corp. Together, we can ensure the company remains focused on its mission and operates with the highest ethical standards.

Contact Information
For more details, or if you have concerns or questions, please reach out to:
Yiwen (James) Zhang
james@sincerityplastics.com

Sincerely,

Sincerity Applied Materials Holdings Corp.
on behalf of Sincerity Australia Pty Ltd